Exhibit 99.2

Hi everyone,

Today Illumina announced that, based on a preliminary vote count provided by our proxy solicitor, stockholders have re-elected by a wide margin all four of our director nominees at the Annual Meeting. In addition, Illumina stockholders rejected the four other stockholder proposals submitted by Roche Holding Ltd. For more information, please see the attached press release.

Based on these preliminary results, the Roche director nominees received votes representing only about 6% of shares outstanding. This is a true testament to the confidence our stakeholders have in our ability to create compelling value as we continue to execute against our strategic plan and expand our leadership position in the industry.

While we must note that these results are only preliminary, we are confident they will be certified within a few days by the independent inspector of election. Final results will be announced when the results are certified complete.

In light of the stockholder vote, Roche indicated today that it has decided not to extend its tender offer for Illumina, which expires on April 20th.

Illumina is proud of its longstanding reputation of excellence, and on behalf of the Board of Directors and our management team, I want to thank you again for your good work and important contributions to Illumina. We appreciate your ongoing dedication and support – as long as we keep innovating and delivering, we will continue to be successful.

Best regards,

Jay

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FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.